Exhibit 5.1

[KATTEN MUCHIN ROSENMAN LETTERHEAD]

December 8, 2005

dELiA*s, Inc.

435 Hudson Street

New York, NY 10014

Re:	Registration Statement on Form S-1 (File No. 333-128153)

Ladies and Gentlemen:

We have acted as counsel for dELiA*s, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-1 (File No. 333-128153) and each amendment thereto (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the Company’s public offering (the “Offering”) of up to 26,031,572 shares of its Common Stock, $0.001 par value per share (the “Common Stock”), including the 23,339,782 shares that are to be distributed by Alloy, Inc. at no charge to the holders of shares of Alloy, Inc. common stock as of December 7, 2005 (the “Spinoff”) and the 2,691,790 shares of Common Stock issuable upon exercise of rights to purchase common stock (the “Rights”) that will be issued to those persons and entities that hold shares of the Common Stock as of December 28, 2005 (the “Rights Offering”) (the 26,031,572 shares held by Alloy, Inc. that are to be distributed by Alloy, Inc. and the 2,691,790 shares to be issued by the Company upon exercise of the Rights being referred to herein as the “Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Company’s Amended and Restated Certificate of Incorporation, as amended to date and currently in effect, (c) the Company’s Amended and Restated By-laws, as amended to date and currently in effect, (d) records of proceedings of the Company’s Board of Directors, and (e) a form of specimen certificate representing the Common Stock.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

dELiA*s, Inc.

December 8, 2005

Based upon and subject to the foregoing, it is our opinion that the 23,339,782 Shares held by Alloy, Inc. that are to be distributed by Alloy, Inc. have been validly issued, and are fully paid and non-assessable. Additionally, based upon and subject to the foregoing, it is our opinion that when certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock or the Shares have been registered and issued electronically through The Depository Trust Company, and such Shares are delivered upon exercise of the Rights, after the subscription price for the Rights are paid in accordance with the terms of the Rights, all in the manner described in the Registration Statement, the 2,691,790 Shares issuable upon exercise of the Rights will be validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to use of our name under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations thereunder.

Very truly yours,

KATTEN MUCHIN ROSENMAN LLP

/s/ KATTEN MUCHIN ROSENMAN LLP